Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kenexa Corporation

Wayne, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2006, relating to the consolidated financial statements and schedules of Kenexa Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Siedman, LLP

BDO Seidman, LLP

Philadelphia, Pennsylvania

August 10, 2006